Exhibit 10.35

November 10, 2017

Mr. Reginald Brown

Drone Aviation Corporation

11651 Central Parkway, #118

Jacksonville, FL 32224

VIA EMAIL — rbrown@droneaviationcorp.com

Dear Mr. Brown:

We are pleased that Drone Aviation Corporation has asked Global Security Innovative Strategies, L.L.C. (“GSIS”) to support its business development activities. Pursuant to our conversations, this letter (“Agreement”) documents the terms of the relationship between GSIS and Drone Aviation Corporation (“DAC” — the CLIENT) for consulting services to be performed by GSIS on behalf of DAC for a period of 6 months effective the 1st of November 2017.

Scope and Purpose. GSIS will advise and consult DAC and its leadership, employees, subcontractors and agents with respect to the following:

1.	Business development support for opportunities within the Department of Homeland Security (DHS), U.S. Customs and Border Protection (CBP), and U.S. Border Patrol (USBP).

2.	Business development support for opportunities within the U.S. Army.

3.	General consulting and business development support for opportunities fostered and advanced by the Kratos Defense & Security Solutions and DAC partnership.

4.	General consulting support for DAC’s role and activities as part of the Security Center of Excellence in Orlando, FL.

5.	Other opportunities mutually agreed to by DAC and GSIS (e.g. commercial opportunity with AT&T).

GSIS shall submit a report with each invoice summarizing activities conducted during the previous month.

Staffing. Commissioner David Aguilar, will be the Engagement Principal for this relationship. GSIS Director of Business Operations Pancho Kinney will manage day-to-day coordination and communication with CLIENT on behalf of GSIS.

Schedule. The initial period of performance will be 6 months, effective from the 1St of November 2017.

Fee.

DAC hereby agrees to pay GSIS a monthly retainer fee of $10,000.00 for the tasks outlined in the Scope and Purpose section. This fee will be revisited after 90 days.

Reasonable and actual expenses incurred by GSIS including transportation, meals, lodging when GSIS personnel travel on behalf of DAC will be reimbursed by CLIENT, provided that each expense over $500.00 shall be subject to preapproval by CLIENT. Any fees and reimbursable expenses shall be paid within 30 calendar days of CLIENT receiving a GSIS invoice for such fees and expenses.

GSIS - DRONE AVIATION CONSULTING AGREEMENT, NOVEMBER 2017

Independent Contractor. The relationship between GSIS and CLIENT is as an independent contractor of CLIENT and nothing in this Agreement will be construed to create a joint partnership, joint venture, or employer-employee relationship. Neither party has the right or authority to make any contract, representation, or binding promise of any nature on behalf of the other party, whether oral or written, without the express written consent of the other party. Each party shall be and remain solely responsible for wages, hours, and all other conditions of employment of its own personnel during the term of this Agreement. Accordingly, GSIS shall be responsible for payment of all taxes arising out of its duties, activities and compensation under this Agreement, including, without limitation, federal, state and local taxes.

Representations, Warranties and Covenants of the Parties. CLIENT and GSIS each severally represents, warrants and covenants, respectively, that:

(a)	it has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with it undertaking a relationship with the other Party;

(b)	the performance of all of the terms of this Agreement does not and will not breach any agreement or obligation of any kind made prior to entering into this Agreement;

(c)	the performance of all the terms of this Agreement do not and will not violate any applicable law, rule or regulation, including but not limited to any relevant secrecy law, privacy rights, ITAR, anti-spam regulations, embargo and export law, or any proprietary or other right of any third party; and

(d)	it has not and will not enter into any agreement (whether oral or written) in conflict with this Agreement.

Moreover, GSIS represents and warrants that: (a) the Services will be provided by GSIS personnel having the appropriate level skills and training; and (b) GSIS will perform all Services on time and in a professional and workmanlike manner.

Confidential Information. As used herein, “Confidential Information” means all information concerning either Party or their affiliates or any of their respective businesses, assets, products, services, employees, suppliers or customers (including students), or of any third party in the possession of such Party or any of its affiliates, that is designated by such Party or any of its affiliates in writing as confidential or proprietary or that is customarily or legally required to be protected from public disclosure or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be treated as confidential or proprietary. Notwithstanding the foregoing, information will not be considered to be Confidential Information if the receiving Party can reasonably demonstrate that such information (i) is already, or otherwise becomes, publicly known through no act or omission of such Party or any of its representatives; (ii) is lawfully received by such Party from a third party having the right to disseminate the information without restriction on disclosure; (iii) is independently developed by such Party without use of or reliance on Confidential Information; or (iv) that is already in the possession of such Party before receipt from the other Party, provided however the fact that the individual elements of the disclosing Party’s Confidential Information may be in the public domain shall not relieve the receiving Party of its obligations hereunder unless a specific combination or combinations of elements as disclosed in such information is available to the public.

GSIS - DRONE AVIATION CONSULTING AGREEMENT, NOVEMBER 2017

During the Term and for so long as such information remains Confidential Information, the receiving Party shall (i) use and reproduce Confidential Information of the other Party only as permitted under this Agreement or as needed to perform its duties hereunder; (ii) not disclose to any third party, or otherwise permit any third party to have access to, Confidential Information without the other Party’s prior written consent, (iii) use at least the same degree of care to protect Confidential Information from unauthorized use and disclosure as it uses to protect its own confidential information of a like nature, but no less than a reasonable degree of care, and (iv) transmit the Confidential Information only to its officers, directors, employees, agents and/or independent contractors/subcontractors who have a specific need to know the Confidential Information for such purposes and who have obligated themselves to hold such Confidential Information in confidence and otherwise agree to be bound by and comply with the terms and provisions of this Agreement to the same extent as if a signatory hereto. Notwithstanding any other provision of this Agreement, the receiving Party may disclose Confidential Information to the extent compelled or required to do so by law or legal process, provided that such Party (i) gives the other Party prompt written notice of an impending disclosure and (ii) if requested by the other Party, provides reasonable assistance to the other Party (at the other Party’s expense) in opposing or limiting the compelled or required disclosure. Each Party agrees to return or destroy all Confidential Information provided by the other Party upon written request by the other Party. The provisions of this paragraph shall survive the termination of this Agreement.

Mutual Indemnity. Each party shall indemnify and hold harmless the other, including its respective parent, subsidiaries and all of their respective employees, officers, directors, proprietors, partners, representatives, shareholders, agents and attorneys, against all claims, liabilities, costs, damages, losses, lost profits, reasonable attorneys’ fees and other fees and expenses to the extent proximately caused by the negligence or willful acts or willful omissions of the indemnifying party, its directors, officers, managers, employees, contractors, agents and representatives arising out of or related to the performance of the terms of this Agreement or any bodily injury or death of any person or damage to tangible personal property occurring at such location in connection with the performance under this Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

Governmental Compliance and Employee Restrictions. In connection with this Agreement, GSIS will take actions to comply, and CLIENT will not take action to cause GSIS or request GSIS not to comply, with any applicable United States post-employment restrictions on former governmental employees. GSIS hereby notifies CLIENT that the following individuals are subject to such post-employment restrictions: Mark Sullivan, David Aguilar, Noah Kroloff, Paul Benda, John Halinski, Jill Vaughan and Kelly Hoggan.

GSIS- DRONE AVIATION CONSULTING AGREEMENT, NOVEMBER 2017

Anti-Corruption Laws. Each party represents and warrants and covenants that, in connection with this Agreement, neither party nor its affiliates nor any director, officer, agent, employee or other person associated with or acting on behalf of such party or its affiliates, in connection with the Services and Work Product furnished under this Agreement or the performance of this Agreement, (i) has used or will use any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made or will make any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) has violated or is in violation of any provision of any Anti-Corruption Laws; or (iv) has made or will make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act and the UK Bribery Act 2010 and any other similar laws.

United States Export Control Laws. CLIENT represents and warrants that no services or deliverables furnished under this Agreement will be exported from the United States except in compliance with (1) all applicable U.S. export and re-export laws and regulations, including, the Export Administration Act of 1979, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Arms Export Control Act, and their respective regulations, including but not limited to: the Export Administration Regulations, the Office of Foreign Asset Control Regulations and the International Traffic in Arms Regulations (collectively, these laws and regulations are referred to as “U.S. Export Control Laws”), and (2) all other U.S. or non-U.S. Export Control Laws governing the conduct of the parties under this Agreement.

Compliance with Other United States Laws. CLIENT represents and warrants that, (i) neither CLIENT nor its affiliates are currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury or any other United States governmental entity and no action, claim, suit or proceeding by or before any U.S. governmental entity involving CLIENT or any of its subsidiaries with respect to any such sanctions is pending or threatened, and (ii) no services or deliverables furnished under this Agreement will be used or transferred to any person currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury or any other United States governmental entity.

Termination for Convenience. Either party may terminate or renew this Agreement at any time, for any reason or no reason, upon at least thirty (30) days written notice to the other party, whereupon the parties shall be released from all further obligations under this Agreement except for those that expressly survive its termination. Upon the expiration or earlier termination of this Agreement for any reason: (i) GSIS will promptly deliver to CLIENT all GSIS work products, including all work in progress or any work product not previously delivered; (ii) each receiving party will promptly deliver to the other party all Confidential Information it has received and which remains in such receiving party’s possession or control; and (iii) CLIENT will pay GSIS all accrued but unpaid fees and reimbursable expenses due and payable to GSIS. Should this Agreement be terminated before the end of a calendar month, the fee due and payable to GSIS shall be prorated in accordance with the days elapsed prior to the date of termination in that month.

GSIS - DRONE AVIATION CONSULTING AGREEMENT, NOVEMBER 2017

Termination for Breach. Either party may terminate this Agreement if the other party breaches any material term of this Agreement and fails to cure such breach within fifteen (15) days following receipt of written notice thereof from the non-breaching party.

Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel, and accountants.

Assignment. GSIS shall not assign or subcontract this Agreement without the prior written consent of CLIENT. GSIS shall be responsible for the compliance of its subcontractors with the terms of this Agreement including, without limitation, all confidentiality obligations.

Notice. All claims, instructions, consents, designations, notices, waivers, and other communications in connection with this Agreement (“Notifications”) shall be in writing. Such Notifications shall be deemed properly made (a) when received if delivered personally, (b) if delivered by facsimile transmission when the appropriate telecopy confirmation is received; (c) upon the receipt of the electronic transmission by the server of the recipient when transmitted by electronic mail, or (d) within five (5) days after deposit with a nationally recognized express delivery service, in each case when transmitted to a Party at the following address or location:

If to CLIENT:

the address indicated on the execution page

If to GSIS:

the address indicated on the execution page

Each Party may send any Notifications to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Each Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other notice in the manner herein set forth.

Governing Law. This Agreement and any dispute arising under or in connection with this Agreement, including but not limited to any action in contract or tort, shall be governed by the laws of the State of Arizona, without regard to its conflict of laws principles. If any proceeding is brought for enforcement, interpretation, modification or termination of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs incurred in that proceeding, in addition to any other costs or relief to which it may be entitled.

Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental body, arbitrator, or mediator making such determination shall have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced to the maximum extent possible given the intent of the parties hereto.

GSIS - DRONE AVIATION CONSULTING AGREEMENT, NOVEMBER 2017

Entire Agreement. This Agreement supersedes all prior oral and written representations, communications and agreements between the Parties and constitutes the entire understanding of the parties regarding the subject matter of this Agreement. This Agreement may be changed, modified or amended from time to time only by written agreement of both Parties executed by their authorized representatives. This Agreement may be executed in one or more counterparts and may be executed by original or facsimile signature, all of which taken together shall constitute one and the same original Agreement between the parties.

Signatures. This Agreement and any written notice, consent, agreement or document provided for in this Agreement shall be deemed signed and/or bearing the original signature of a given person, if such person’s name and/or adopted signature is placed by such person on the document whether by manual signature, electronic transmission or facsimile transmission by the person. Delivery of a copy of this Agreement or such other document bearing an original signature by facsimile transmission or a scanned image of the original signature, by electronic mail in “portable document format” (“.pdf’) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Counterparts. This Agreement and any documents pursuant hereto may be separately executed by the Parties in two (2) or more counterparts and all such counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument and will be binding on the Parties as if they had originally signed one copy of the Agreement.

[Signature page follows]

SIGNATURE PAGE

DRONE AVIATION CORPORATION – GSIS CONSULTING AGREEMENT

IN WITNESS WHEREOF, the Parties by their authorized representatives have executed this Agreement on the dates provided below.

Global Security & Innovative Strategies, L.L.C.,

By:	NOAH KROLOFF
/s/ NOAH KROLOFF
Its:	Principal
Dated:	November 10, 2017

Address:	1401 H Street NW, Suite 875
Washington, D.C. 20005

Drone Aviation Corporation

By:

Its
Dated:

Address:	11651 Central Parkway, #118
Jacksonville, FL 32224

[Signature Page to Letter Agreement]